Exhibit (l)

1900 K Street, N.W.
Washington, DC 20006-1110
+1 202 261 3300 Main
+1 202 261 3333 Fax
www.dechert.com

July 15, 2026

CĪON Investment Corporation

100 Park Avenue, 25th Floor

New York, New York 10017

Re:Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to CĪON Investment Corporation, a Maryland corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form N-2 (as amended, the “Registration Statement”), filed on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to possible offerings from time to time of up to an aggregate of $500,000,000 of the following securities of the Company (the “Securities”): (1) shares of common stock, par value $0.001 per share, of the Company (“Common Stock”); (2) shares of preferred stock of the Company (“Preferred Stock”); (3) warrants of the Company to purchase Common Stock, Preferred Stock or Debt Securities (as such term is defined below, “Warrants”); (4) rights to purchase Common Stock (“Subscription Rights”); (5) debt securities of the Company (“Debt Securities”); and (6) units consisting of any combination of the foregoing.

The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements (each, a “Prospectus Supplement”) to the prospectus included in the Registration Statement (the “Prospectus”) or one or more free writing prospectuses. This opinion letter is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2 under the Securities Act, and we express no opinion herein as to any matter other than as to the legality of the Securities.

The Debt Securities are to be issued under a base indenture (the “Base Indenture”), dated October 3, 2024, entered into by and between the Company and U.S. Bank Trust Company, National Association (the “Trustee”). The Warrants will be issued under warrant agreements (each, a “Warrant Agreement”) to be entered into by and between the Company and the purchasers thereof, or a warrant agent to be identified in the applicable Warrant Agreement. The Subscription Rights are to be issued under rights agreements (each, a “Rights Agreement”) to be entered into by and

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between the Company and the purchasers thereof, or a rights agent to be identified in the applicable Rights Agreement.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

(i)	the Registration Statement;

(ii)	the Third Articles of Amendment and Restatement of the Articles of Incorporation of the Company (the “Charter”);

(iii)	the Bylaws of the Company (the “Bylaws”);

(iv)	the Base Indenture;

(v)

a certificate of good standing with respect to the Company issued by the State Department of Assessments and Taxation of Maryland (the “SDAT”) as of a recent date (the “Certificate of Good Standing”); and

(vi)

the resolutions of the board of directors of the Company (the “Board of Directors”), relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement (the “Resolutions”).

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion) and certificates and written statements of agents, officers, directors and representatives of the Company without having independently verified such factual matters.

The opinions set forth below are limited to the effect of the Maryland General Corporation Law (the “MGCL”), and, as to the Debt Securities, Warrants and Subscription Rights constituting valid and legally binding obligations of the Company, the laws of the State of New York, in each case, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any federal or state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities pursuant to the Registration Statement.

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In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to such documents (other than the Company). We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, and assuming that (i) Articles Supplementary classifying and designating the number of shares and the terms of any class or series of the Preferred Stock to be issued by the Company (the “Articles Supplementary”) will have been duly authorized and determined or otherwise established by proper action of the Board of Directors or a duly authorized committee thereof in accordance with the Charter and Bylaws and will have been filed with and accepted for record by the SDAT prior to the issuance of any such Preferred Stock, and such Articles Supplementary will comply with the applicable requirements with respect thereto under the MGCL and the Company’s Charter and Bylaws, (ii) each supplemental indenture containing the specific terms and conditions for each issuance of the Debt Securities (each a “Supplemental Indenture”) will have been duly authorized, executed and delivered by each of the Company and the Trustee in accordance with the terms of the Base Indenture, (iii) the Base Indenture constitutes and each Supplemental Indenture will constitute a valid and legally binding obligation of each of the Company and the Trustee, (iv) the Debt Securities will not include any provision that is unenforceable against the Company, (v) the Warrant Agreement and the Warrants, including any amendments or supplements thereto, will have been duly authorized, executed and delivered by each of the parties thereto and will constitute a valid and legally binding obligation of the Company and each of the parties thereto, (vi) the Rights Agreement and the Subscription Rights, including any amendments, or supplements thereto, will have been duly authorized, executed and delivered by each of the parties thereto and will constitute a valid and legally binding obligation of the Company and each of the parties thereto, (vii) the issuance, offer and sale of the Securities from time to time and the final terms of such issuance, offer and sale, including those relating to price and amount of the Securities to be issued, offered and sold, and certain terms thereof, will have been duly authorized and determined or otherwise established by proper action of the Board of

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Directors or a duly authorized committee thereof in accordance with the Charter, if applicable, the Articles Supplementary, if applicable, the Base Indenture, if applicable, the Warrant Agreement, if applicable, the Rights Agreement, if applicable, and the Company’s Bylaws, if applicable, and any other relevant agreement relating to the terms and the offer and sale of the Securities and are consistent with the terms and conditions for such issuance, offer and sale set forth in the Resolutions and the descriptions thereof in the Registration Statement, the Prospectus and the applicable Prospectus Supplement (such authorization or action being hereinafter referred to as the “Corporate Proceedings”), (viii) the terms of the Preferred Stock, the Debt Securities, the Warrants and the Subscription Rights as established and the issuance of the Securities (a) will not violate any applicable law, (b) will not violate or result in a default under or breach of (nor constitute any event which with notice, lapse of time or both would constitute a default under or result in any breach of) any agreement, instrument or other document binding upon the Company, and (c) will comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (ix) each issuance of the Debt Securities will have been duly executed by the Company and duly authenticated by the Trustee in accordance with the Base Indenture, as supplemented by the applicable Supplemental Indenture, and delivered to, and the agreed consideration will have been fully paid at the time of such delivery by, the purchasers thereof, (x) at the time of issuance of the Debt Securities or the Preferred Stock, after giving effect to such issuance thereof, the Company will be in compliance with Section 18(a)(1)(A) of the Investment Company Act of 1940, as amended, giving effect to Section 61(a) thereof, (xi) any Common Stock, Preferred Stock or Warrants issued and sold pursuant to the Registration Statement, including upon the exercise of any Securities convertible into or exercisable for Common Stock or Preferred Stock, will have been delivered to, and the agreed consideration will have been fully paid at the time of such delivery by, the purchasers thereof, (xii) upon the issuance of any Common Stock or Preferred Stock by the Company pursuant to the Registration Statement, including upon the exercise of any Securities convertible into or exercisable for Common Stock or Preferred Stock, the total number of shares of Common Stock or Preferred Stock, as applicable, issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under the Charter, (xiii) the Certificate of Good Standing remains accurate, the Resolutions and the applicable Corporate Proceedings remain in effect, without amendment, and the Registration Statement (including all necessary post-effective amendments), and any additional registration statement filed under Rule 462 under the Securities Act, has become effective under the Securities Act and remains effective at the time of the issuance, offer and/or sale of the Securities, (xiv) resolutions establishing the definitive terms of and authorizing the Company to register, offer, sell and issue the Securities shall remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company, (xv) the interest rate on the Debt Securities shall not be higher than the maximum lawful rate permitted from time to time under applicable law, (xvi) an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules

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and regulations thereunder describing the Securities, (xvii) if the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, shall have been duly authorized, executed and delivered by the Company and the other parties thereto, (xviii) the Base Indenture has been, and shall continue to be, duly qualified under the Trust Indenture Act of 1939, as amended, and (xix) in the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein, we are of the opinion that:

1.

Upon completion of all Corporate Proceedings with respect thereto, the Common Stock, when (a) duly issued and sold in accordance with the Registration Statement, the Prospectus, applicable Prospectus Supplement and any related free writing prospectuses, upon conversion or exchange of Debt Securities or Preferred Stock or upon exercise of Subscription Rights or Warrants, as contemplated by the Registration Statement, the Prospectus, applicable Prospectus Supplement and any related free writing prospectuses and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may lawfully determine and at a price per share not less than the per share par value of the Common Stock, will be validly issued, fully paid and nonassessable.

2.

Upon completion of all Corporate Proceedings with respect thereto, the Preferred Stock, when (a) duly issued and sold in accordance with the Registration Statement, the Prospectus, applicable Prospectus Supplement and any related free writing prospectuses, upon conversion or exchange of Debt Securities or upon exercise of Warrants as contemplated by the Registration Statement, the Prospectus, applicable Prospectus Supplement and any related free writing prospectuses and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may lawfully determine and at a price per share not less than the per share par value of the Preferred Stock, will be validly issued, fully paid and nonassessable.

3.

Upon completion of all Corporate Proceedings with respect thereto, the Warrants, when (a) duly executed, authenticated, issued and sold in accordance with the Warrant Agreement, Registration Statement, the Prospectus, applicable Prospectus Supplement and any related free writing prospectuses and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may lawfully determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

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4.

Upon completion of all Corporate Proceedings with respect thereto, the Subscription Rights, when duly issued in accordance with the Rights Agreement, Registration Statement, the Prospectus, applicable Prospectus Supplement and any related free writing prospectuses, will be validly issued and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

5.

Upon completion of all Corporate Proceedings with respect thereto, the Debt Securities, when (a) duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Base Indenture and (x) issued and sold in accordance with the Registration Statement, the Prospectus, applicable Prospectus Supplement and any related free writing prospectuses or (y) issued upon exchange or conversion of Preferred Stock or upon exercise of Warrants as contemplated by the Registration Statement, the Prospectus, applicable Prospectus Supplement and any related free writing prospectuses and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may lawfully determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

The opinions set forth herein as to enforceability of obligations of the Company are subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; (iv) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court may determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

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We express no opinion concerning the laws of any other jurisdiction, and we express no opinion concerning any state securities or “blue sky” laws, rules or regulations, or any federal, state, local or foreign laws, rules or regulations relating to the offer and/or sale of the Securities.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP

MJC/bb

HP